CONTACT:	Teresa Ciambotti, SVP, Director of Investor Relations (814) 231-6401

HEADLINE:	Omega Earnings Up 34% for 2005

FOR IMMEDIATE RELEASE — January 26, 2006—

STATE COLLEGE, PA – Omega Financial Corporation (NASDAQ:OMEF) reported 2005 net income of $22.875 million for a 34.39% increase over 2004. Donita R. Koval, Omega’s president and chief executive officer, said the company’s diluted earnings per share rose 1.70% to $1.81, while common share dividends declared rose 3.3% for the year.

The Company’s performance for 2005 was highlighted by the effective integration of its merger with Sun Bancorp, which occurred in the fourth quarter of 2004. While it is difficult to compare full year results because of the merger, the Company’s effective integration plan resulted in a $7,843,000 or 11.39% reduction in non-interest expenses for 2005 compared to proforma combined non-interest expenses for 2004. In addition, although the challenging interest rate environment added significant pressures in 2005, the tax equivalent net interest margin increased from 3.78% in the fourth quarter 2004 to 4.03% in the fourth quarter 2005.

Fourth quarter 2005 net income of $5,352,000 was $582,000 lower than the net income of the fourth quarter 2004 due to a higher loan loss provision in 2005 and the inclusion of $1,066,000 of gains in the final quarter of 2004 related to the Sun merger. The loan loss provision increase of $890,000 in the fourth quarter 2005 relates primarily to one large commercial borrower who is experiencing cash flow problems. Omega has estimated and provided for all known exposures for this credit, however evaluations of the credit continue and could result in changes to management’s loan loss reserve estimates. Gains on early extinguishment of debt and sale of loans and other assets decreased $488,000 in the fourth quarter of 2005 compared to the same period in 2004, while net interest income for the quarter declined $487,000, primarily due to a decline in earning assets.

“We completed 2005 with several key initiatives underway that are designed to enhance our performance in 2006 on both the revenue and expense side of our operations,” Koval said. “While we were naturally focused on implementing merger cost savings, we also implemented innovations like Check 21 and virtual proof, which should lead to significant savings in operating expenses. On the revenue side, we are enhancing our Customer Relationship Management function with the goal of increasing our customer focus and developing total banking relationships that span all traditional lines of financial services.”

Koval noted that Omega also introduced new products such as its Home Equity VISA card and Health Savings Accounts, opened a full-service financial center at Bristol Court in State College, and consolidated its trust, asset management, and financial planning services into Omega Wealth Management.

Quarterly and annual reports, a corporate profile, stock quotes and other financial data can be accessed through the Omega web site at www.omegafinancial.com. Financial statements and selected financial highlights are summarized on the following pages.

CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)
(In thousands, except as indicated * )
	Three Months Ended December 31,			Twelve Months Ended December 31,
			%			%
	2005	2004	Change	2005	2004	Change
Earnings:
Net income	$5,352	$5,934	(9.8)%	$22,875	$17,021	34.4%
Per share statistics: *
Diluted earnings	$.42	$.47	(10.6)%	$1.81	$1.78	1.7%
Dividends declared — common	.31	.30	3.3	1.24	1.20	3.3
Book value — common	25.28	25.07	0.8	25.28	25.07	0.8
Book value — tangible	11.76	11.28	4.3	11.76	11.28	4.3
Market value — High	30.94	36.75	(15.8)	34.50	38.75	(11.0)
Low	25.42	30.95	(17.9)	25.42	29.13	(12.7)
Financial position at period end:
Assets	$1,939,979	$2,082,571	(6.8)%	$1,939,979	$2,082,571	(6.8)%
Net loans	1,199,109	1,312,606	(8.6)	1,199,109	1,312,606	(8.6)
Deposits	1,422,530	1,502,082	(5.3)	1,422,530	1,502,082	(5.3)
Shareholders’ equity	318,490	315,739	0.9	318,490	315,739	0.9
Average Balances:
Assets	$1,950,473	$2,060,742	(5.4)%	$1,997,706	$1,371,227	45.7%
Net loans	1,207,196	1,339,386	(9.9)	1,262,655	913,596	38.2
Deposits	1,431,788	1,532,995	(6.6)	1,485,048	1,065,230	39.4
Shareholders’ equity	321,995	255,565	26.0	320,782	191,512	67.5
Profitability ratios — annualized: *
Return on average assets	1.10%	1.15%	(4.7)%	1.15%	1.24%	(7.3)%
Return on tangible assets	1.20	1.25	(4.0)	1.25	1.26	(0.8)
Return on average stated equity (1)	6.65	9.29	(28.4)	7.13	8.89	(19.8)
Return on average tangible equity (2)	14.14	29.06	(51.3)	15.33	11.84	29.5
Net interest margin — fully tax equivalent	4.03	3.78	6.6	3.92	3.92	0.0
Shares outstanding at period end: *
Common	12,599,508	12,593,524	0.0%	12,599,508	12,593,524	0.0%
(1) Average stated equity is equal to average shareholder’s equity.
(2) Average tangible equity represents average shareholder’s equity less average intangibles and goodwill.

OMEGA FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
	December 31,	December 31,
Assets	2005	2004
Cash and due from banks	$56,194	$47,877
Interest bearing deposits with other banks	8,908	31,122
Federal funds sold	-	36,350
Trading account assets	468	—
Investment securities available for sale	353,355	327,979
Investment in unconsolidated subsidiary	1,625	1,625
Loans available for sale	264	22,515
Total portfolio loans	1,214,591	1,305,735
Less: Allowance for loan losses	(15,482)	(15,644)
Net portfolio loans	1,199,109	1,290,091
Premises and equipment, net	38,391	35,509
Other real estate owned	956	3,082
Bank-owned life insurance	75,144	72,845
Investment in limited partnerships	6,612	8,605
Core deposit intangibles	6,729	13,927
Other intangibles	2,529	2,799
Goodwill	161,004	156,959
Other assets	28,691	31,286
TOTAL ASSETS	$1,939,979	$2,082,571

Liabilities and Shareholders’ Equity

Deposits:
Non-interest bearing	$236,683	$228,408
Interest bearing	1,185,847	1,273,674
Total deposits	1,422,530	1,502,082
Short-term borrowings	90,153	90,259
ESOP debt	1,845	2,192
Junior subordinated debentures	56,692	57,190
Long-term debt	36,322	99,579
Other interest bearing liabilities	882	854
Other liabilities	13,065	14,676
TOTAL LIABILITIES	1,621,489	1,766,832
Shareholders’ Equity

Preferred stock, par value $5.00 per share:
Authorized - 5,000,000 shares, none issued

Common stock, par value $5.00 per share:
Authorized - 25,000,000 shares;
Issued -
12,670,323 shares at December 31, 2005;
12,593,524 shares at December 31, 2004;
Outstanding-
12,599,508 shares at December 31, 2005;
12,593,524 shares at December 31, 2004	63,368	62,968
Capital surplus	99,874	98,370
Retained earnings	159,583	152,249
Accumulated other comprehensive income	(1,226)	3,526
Unearned compensation related to ESOP debt	(1,125)	(1,374)
Cost of common stock in treasury: 70,815 shares	(1,984)	—
at December 31, 2005
TOTAL SHAREHOLDERS’ EQUITY	318,490	315,739
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,939,979	$2,082,571

OMEGA FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share data)
	Unaudited
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
Interest Income:
Interest and fees on loans	$20,061	$20,278	$78,907	$53,396
Interest and dividends on investment securities	3,200	3,032	11,231	8,418
Other interest income	53	252	1,037	557
TOTAL INTEREST INCOME	23,314	23,562	91,175	62,371
Interest Expense:
Interest on deposits	5,686	4,891	21,691	12,964
Interest on short-term borrowings	832	1,003	2,336	1,302
Interest on long-term debt and
other interest bearing liabilities	1,327	1,712	5,478	2,400
TOTAL INTEREST EXPENSE	7,845	7,606	29,505	16,666
NET INTEREST INCOME	15,469	15,956	61,670	45,705
Provision (credit) for loan losses	590	(300)	1,202	(300)
INCOME FROM CREDIT ACTIVITIES	14,879	16,256	60,468	46,005
Other Income:
Service fees on deposit accounts	2,487	2,508	9,344	7,076
Service fees on loans	391	668	1,380	1,547
Earnings on bank-owned life insurance	579	578	2,299	1,581
Trust fees	1,324	1,438	6,007	4,027
Investment and insurance product sales	663	860	3,163	1,786
Gain on the early extinguishment of debt	—	570	1,043	570
(Loss) Gain on sale of loans and other assets	3	(115)	(376)	(102)
Net gains on the sale of investment securities	656	692	2,327	963
Other	1,240	1,267	4,681	2,958
TOTAL OTHER INCOME	7,343	8,466	29,868	20,406
Other Expense:
Salaries and employee benefits	7,563	8,193	30,555	22,888
Net occupancy expense	1,107	1,057	4,230	2,790
Equipment expense	1,084	1,109	4,244	3,246
Data processing service	642	547	2,521	1,839
Pennsylvania shares tax	589	562	1,864	1,705
Amortization of intangible assets	274	394	779	402
Other	4,196	4,884	17,086	11,198
TOTAL OTHER EXPENSE	15,455	16,746	61,279	44,068
Income before taxes	6,767	7,976	29,057	22,343
Income tax expense	1,415	2,042	6,182	5,322
NET INCOME	$5,352	$5,934	$22,875	$17,021

Net income per common share:
Basic	$.43	$.47	$1.82	$1.79
Diluted	$.42	$.47	$1.81	$1.78
Weighted average shares and equivalents:
Basic	12,586	12,531	12,601	9,484
Diluted	12,624	12,627	12,645	9,570
Dividends declared per share:
Common	$.31	$.30	$1.24	$1.20

Omega Financial Corporation
Consolidated Net Interest Income Analysis
Fourth Quarter 2005 vs Fourth Quarter 2004
(In thousands)
	Fourth Qtr 2005			Fourth Qtr 2004
	Average		Income/	Average		Income/	Due To	Due To	Net
	Balance	Rate	Expense	Balance	Rate	Expense	Volume	Rate	Change
INTEREST EARNING ASSETS
Money Market Investments

Interest Bearing Deposits	6,902	3.05%	53	45,869	1.70%	196	(234.8)	91.8	(143)
Federal Funds Sold	18			11,988	1.86%	56	(28.0)	(28.0)	(56)
BA’s and Commercial Paper

Total Money Market Investments	6,920	3.04%	53	57,857	1.73%	252	(262.8)	63.8	(199)
Investment Securities

U.S. Treasuries and Agencies	285,866	3.56%	2,567	174,902	4.86%	2,136	1,107.2	(676.2)	431
State and Municipals-Tax Free	58,316	2.95%	430	84,272	2.83%	596	(190.4)	24.4	(166)
Corporate Securities	16,915	4.78%	202	96,182	1.25%	301	(405.9)	306.9	(99)
Total Investment Securities	361,097	3.52%	3,199	355,356	3.40%	3,033	510.9	(344.9)	166
Loans

Commercial Loans	268,637	7.09%	4,804	269,215	5.78%	3,909	(8.2)	903.2	895
Rate Swaps(Notional Balance)
Tax Free Commercial Loans	19,690	4.84%	240	18,317	5.97%	275	19.6	(54.6)	(35)
Real Estate Loans	736,583	6.37%	11,738	818,172	5.79%	11,851	(1,246.5)	1,133.5	(113)
Tax Free Real Estate Loans	38,957	4.16%	405	37,272	7.04%	656	28.7	(279.7)	(251)
Personal Loans and Leases	158,436	7.20%	2,875	217,931	6.44%	3,526	(1,035.9)	384.9	(651)

Total Loans	1,222,303	6.54%	20,062	1,360,907	5.93%	20,217	(2,242.3)	2,087.3	(155)

Total Earning Assets	1,590,320	5.84%	23,314	1,774,120	5.29%	23,502	(1,994.2)	1,806.2	(188)

FUNDING SOURCES
Interest Bearing Liabilities

Checking with Interest	331,951	0.62%	516	380,382	0.46%	444	(62.7)	134.7	72
Money Market Accounts	98,761	1.41%	351	118,591	0.96%	286	(53.5)	118.5	65
Savings Accounts	208,061	0.55%	288	220,856	0.46%	254	(15.1)	49.1	34
CD’S, $100,000 and Over	93,342	3.65%	859	85,729	3.94%	849	73.8	(63.8)	10
Other Time Deposits	463,403	3.14%	3,672	494,173	2.46%	3,057	(197.5)	812.5	615

Total Interest Bearing Deposits	1,195,518	1.89%	5,686	1,299,731	1.50%	4,890	(255.0)	1,051.0	796
Other Borrowed Funds-Short Term	88,840	3.72%	833	70,944	1.50%	268	82.3	482.7	565
Long Term Debt	92,999	5.67%	1,318	184,339	5.17%	2,384	(1,277.5)	211.5	(1,066)
Other Interest Bearing Liabilities	847	4.25%	9	818	1.96%	4	0.1	4.9	5
Demand Deposits	236,269			233,264
Cash	(53,639)			(45,869)
Other	29,486			30,893

Total Funding Sources	1,590,320	1.96%	7,846	1,774,120	1.70%	7,546	(1,450.1)	1,750.1	300

Net Int Spread — Net Int Income		3.88%	15,468		3.59%	15,956	(544)	56	(488)

Net Int Spread-Tax Equivalent		4.03%			3.78%

Tax Equivalent Net Int Income			16,047			16,778